Media Contact:

Mike Barone

713-275-8243

mbarone@greenbank.com

Investor Relations:

713-275-8220
investors@greenbank.com

PRESS RELEASE

FOR IMMEDIATE RELEASE

Green Bancorp, Inc. Reports Fourth Quarter and Record Full Year 2014 Earnings

2014 Fourth Quarter Highlights

•	Fourth quarter 2014 earnings per share (diluted) were 8 cents and excluding one-time acquisition expenses would have been 18 cents for the fourth quarter
•	Net income was $2.0 million for the fourth quarter, representing a 0.38% return on average assets, and would have been $4.8 million excluding one-time acquisition expenses
•	Nonperforming assets remain low, decreasing to 0.55% of fourth quarter 2014 total assets
•	Loans increased $294.2 million or 19.5% to $1.8 billion compared with September 30, 2014
•	Deposits increased $268.0 million or 17.0% to $1.8 billion compared with September 30, 2014

2014 Full Year Highlights

•	Record earnings for the year December 31, 2014 of $14.7 million and excluding one-time acquisition expenses would have increased to $18.1 million
•	Full year 2014 earnings per share (diluted) were $0.64 and excluding one-time acquisition expenses would have been $0.79
•	Loans increased $439.7 million or 32.3% to $1.8 billion compared with December 31, 2013
•	Deposits increased $398.3 million or 27.5% to $1.8 billion compared with December 31, 2013

Houston, TX – Jan 29, 2015 – Green Bancorp, Inc. (NASDAQ: GNBC), the bank holding company that operates Green Bank, N.A., today announced results for its fourth quarter and year ended December 31, 2014.  The Company reported net income for the quarter of $2.0 million, or $0.08 per diluted common share, compared to net income of $3.1 million or $0.15 per diluted common share, a decrease in net income of $1.0 million, or 33.2%, reported for the same period in 2013.  Excluding the after-tax impact of the one-time acquisition expenses related to the SharePlus acquisition, net income for the quarter would have increased to $4.8 million, or 18 cents per diluted common share.

Manny Mehos, Chairman and Chief Executive Officer of Green Bancorp said, “I am pleased to be reporting record earnings for the year ended December 31, 2014 and our first year as a public company.  While our results are robust, we are cognizant of the challenges that may loom on the horizon given the recent decline in oil prices.  Having spent almost 30 years in the Texas banking industry I have seen many cycles.  The keys to success are aggressively managing your credit exposure to mitigate risk while maintaining adequate capital to take advantage of opportunities from market dislocations.  I am confident in our management and our team of skilled portfolio bankers.  We have the right people to tackle both the challenges and, most importantly, the opportunities which lay ahead.”

Mr. Mehos added, “Regarding our energy portfolio, at December 31, 2014 our energy reserve lending exposure was down to 9% of total loans and our energy related service industry exposure was down to 5% of total loans, for a total energy exposure of 14% of total loans, down 5 percentage points compared to September 30, 2014.  The improvement is due both to a $294 million increase in total loans largely driven by the SharePlus acquisition and a $15 million decrease in energy exposure.”

Geoff Greenwade, President of Green Bancorp and Chief Executive of Green Bank continued, “Our strategy for growth is unchanged in the current economic environment.  Our team of portfolio bankers have excess capacity that they will fill to drive organic growth as well as improvements to our efficiency ratio.  Additionally, we will actively look for strategic acquisitions which enhance the franchise value of Green Bank.  We are confident that we can deliver creative solutions to potential sellers.”

Results of operations for the quarter ended December 31, 2014

Net income for the quarter ended December 31, 2014 was $2.0 million, compared with $3.1 million for the same period in 2013. Net income per diluted common share was $0.08 for the quarter ended December 31, 2014, compared with $0.15 for the same period in 2013. The decrease in net income was principally due to the $2.8 million, net of tax, of one-time acquisition expenses related to the SharePlus acquisition that was finalized in the fourth quarter.  Excluding the after-tax impact of the one-time acquisition expenses, net income for the quarter would have increased to $4.8 million, or $0.18 per diluted common share.  Returns on average assets and average common equity, each on an annualized basis, for the three months ended December 31, 2014 were 0.38% and 2.83%, respectively. Green Bancorp’s efficiency ratio, which represents noninterest expense divided by the sum of net interest income and noninterest income, was 79.75% for the three months ended December 31, 2014.  Excluding the impact of the one-time acquisition expenses, returns on average assets and average common equity, each on an annualized basis, would have been 0.90% and 6.69% and the efficiency ratio would have been 60.62% for the three months ended December 31, 2014.

Net interest income before provision for loan losses for the quarter ended December 31, 2014, was $20.3 million, an increase of $4.9 million, or 31.9%, compared with $15.4 million during the same period in 2013. The increase was primarily due to a 35.2% increase in average loan volume largely driven by the SharePlus acquisition and a 23 basis point decrease in the cost of interest-bearing deposits, somewhat offset by a 35 basis point decrease in the average loan yield. The net interest margin for the quarter ended December 31, 2014 increased to 3.92%, compared with 3.69% for the same period in 2013 and increased from 3.90% for the quarter ended September 30, 2014.  Increases in noninterest-bearing deposits and shareholders’ equity contributed to the improvement in the net interest margin. Average noninterest-bearing deposits for the quarter ended December 31, 2014 were $418.7 million, an increase of $144.2 million compared with the same period in 2013, and an increase of $43.9 million compared to the quarter ended September 30, 2014. Average shareholders’ equity for the quarter ended December 31, 2014 was $286.7 million, an increase of $89.0 million compared with the same period in 2013, and an increase of $49.4 million compared to the quarter ended September 30, 2014.  Net interest income before provision for loan losses during the quarter ended December 31, 2014 increased 15.8% or $2.8 million, compared with $17.5 million for the quarter ended September 30, 2014, primarily due to an 18.1% increase in average loan volume.

Noninterest income for the quarter ended December 31, 2014 was $2.1 million, an increase of $1.0 million, or 93.0%, compared with $1.1 million for the same period in 2013. This increase was primarily due to a $397 thousand, or 201.5%, increase in gain on sale of the government guaranteed portion of certain loans and a $320 thousand, or 67.2%, increase in customer service fees. When comparing the quarter ended December 31, 2014 to the quarter ended September 30, 2014, noninterest income decreased $197 thousand, or 8.4%, from $2.3 million primarily due to a $456 thousand, or 43.4%, decrease in gain on sale of the government guaranteed portion of certain loans, somewhat offset by a $102 thousand, or 14.7%, increase in customer service fees.

Noninterest expense for the quarter ended December 31, 2014 was $17.9 million, an increase of $7.2 million, or 66.8%, compared with $10.7 million for the same period in 2013.  The increase was primarily due to the $4.3 million of one-time acquisition expenses related to the SharePlus acquisition and to a $2.4 million increase in salaries and employee benefits resulting from increased staffing and increased compensation due to our portfolio banker compensation program and general merit compensation increases. When comparing the quarter ended December 31, 2014 to the quarter ended September 30, 2014, noninterest expense increased 42.4%, or $5.3 million, from $12.6 million, primarily due to the $4.3 million of one-time acquisition expenses described above and a $526 thousand net increase in salaries and employee benefits.

Loans at December 31, 2014 were $1.8 billion, an increase of $439.7 million, or 32.3%, compared with $1.4 billion at December 31, 2013, primarily due to the SharePlus acquisition and continued opportunities for our portfolio bankers to generate new loans and expand existing relationships within our target markets. Loans at December 31, 2014 increased $294.2 million, or 19.5%, from September 30, 2014 due mainly to the SharePlus acquisition and continued marketing activity of our portfolio bankers within our target markets.  Excluding the loans acquired through the SharePlus acquisition, period-end loans at December 31, 2014 increased $67.6 million or 4.5% and $213.2 million or 15.7% from September 30, 2014 and December 31, 2013, respectively.  Average loans increased 35.1% or $450.0 million to $1.7 billion for the quarter ended December 31, 2014, compared with $1.3 billion for the same period in 2013. Average loans for the quarter ended December 31, 2014 increased 18.1% or $265.1 million from the quarter ended September 30, 2014.

Deposits at December 31, 2014 were $1.8 billion, an increase of $398.3 million, or 27.5%, compared to December 31, 2013, primarily due to $245.5 million related to the SharePlus acquisition and $165.7 million due to our customer focused strategy which increased our commercial deposits. Deposits at December 31, 2014 increased $268.0 million or 17.0% from September 30, 2014 due primarily to the SharePlus acquisition.  Excluding the deposits acquired through the SharePlus acquisition, period-end deposits at December 31, 2014 increased $22.6 million or 1.4% and $152.5 million or 10.5% from September 30, 2014 and December 31, 2013, respectively. Noninterest-bearing deposits at December 31, 2014 were $431.9 million, an increase of $149.7 million, or 53.0%, compared to December 31, 2013 and an increase of $38.4 million, or 9.8%, compared to September 30, 2014. Average deposits increased 19.4% or $289.3 million to $1.8 billion for the quarter ended December 31, 2014, compared with the same period of 2013. Average deposits for the quarter ended December 31, 2014 increased 14.2% or $221.2 million compared with the quarter ended September 30, 2014.

Results of operations for year ended December 31, 2014

Net income for the year ended December 31, 2014 was $14.7 million, compared with $12.6 million for the same period in 2013. Net income per diluted common share was $0.64 for the year ended December 31, 2014, compared with $0.60 for the same period in 2013. The increase in net income was principally due to increased interest income resulting from growth in loans partially due to the SharePlus acquisition. Other factors also contributed to the increase, including an increase in noninterest income and a decrease in interest expense, offset by increases in noninterest expense, provision for income taxes and provision for loan losses.  Excluding the after-tax impact of one-time acquisition expenses related to the SharePlus acquisition, net income for the year would have increased to $18.1 million, or 79 cents per diluted common share. Returns on average assets and average common equity, each on an annualized basis, for the year ended December 31, 2014 were 0.79% and 6.33%, respectively. Green Bancorp’s efficiency ratio was 67.02% for the year ended December 31, 2014.     Excluding the impact of the one-time acquisition expenses, returns on average assets and average common equity, would have been 0.97% and 7.79% and the efficiency ratio would have been 60.34% for the twelve months ended December 31, 2014.

Net interest income before provision for loan losses for the year ended December 31, 2014, was $70.2 million an increase of $13.1 million, or 23.0%, compared with $57.0 million during the same period in 2013. The increase was primarily due to a 20.4% increase in average loan volume and a 15 basis point decrease in the cost of interest-bearing deposits, partially offset by a 17 basis point decrease in loan yields. The net interest margin for the year ended December 31, 2014 increased to 3.88%, compared with 3.49% for the same period in 2013. Average noninterest-bearing deposits for the twelve months ended December 31, 2014  were $347.3 million, an increase of $86.8 million compared with the same period in 2013. Average shareholders’ equity for the twelve months ended December 31, 2014 was $232.9 million, an increase of $39.7 million compared with the same period in 2013.

Noninterest income for year ended December 31, 2014 was $8.1 million, an increase of $3.2 million, or 67.4%, compared with $4.8 million for the same period in 2013. This increase was primarily due to a $1.6 million increase in gain on sale of the guaranteed portion of certain loans, an  $829 thousand increase in customer service fees, and a $647 thousand increase in miscellaneous loan fees, primarily prepayment fees.

Noninterest expense for the year ended December 31, 2014, was $52.4 million, an increase of $12.5 million, or 31.2%, compared with $40.0 million for the same period in 2013. This increase was primarily due to the $5.2 million of one-time acquisition expenses related to the SharePlus acquisition; a  $2.3 million increase in salaries due to increased staffing levels and increased compensation due to our portfolio banker compensation program and general merit compensation; and a $1.6 million increase in bonus and incentives.  Additional factors contributing to the increase include: a $598 thousand increase resulting from the stock-based compensation expense associated with our equity plans; $579 thousand increase in employee benefits and taxes due to increased staffing levels; a $1.2 million increase in professional expenses related to M&A expenses of $644 thousand and public company activity expenses of $598 thousand; and a $881 thousand increase in real estate acquired by foreclosure expense resulting primarily from gain and rental income in the prior period.

Average loans increased 20.4% or $254.2 million to $1.5 billion for year ended December 31, 2014, compared with $1.2 billion for the same period in 2013.  Average deposits increased 7.0% or $103.4 million to $1.6 billion for the year ended December 31, 2014, compared with the same period of 2013.

Asset Quality

Nonperforming assets totaled $12.0 million or 0.55% of period end total assets at December 31, 2014, down from $23.4 million or 1.38% of period end total assets at December 31, 2013, and $13.5 million or 0.72% of period end total assets at September 30, 2014. Accruing loans classified as troubled debt restructures and included in the nonperforming asset totals were $2.3 million at December 31,  2014, compared with $4.1 million at December 31, 2013.  The allowance for loan losses was 0.87% of total loans at December 31, 2014, compared with 1.20% of total loans at December 31, 2013 and 1.01% of total loans at September 30, 2014.  The reduction in the percentage was largely due to acquired SharePlus loans which are accounted for under ASC 310-20 and ASC 310-30.  At December 31, 2014, the Company’s allowance for loans losses was 1.00% of total loans excluding acquired loans that are accounted for under ASC 310-20 and ASC 310-30.  Further, allowance for loan losses plus acquired loan net discount to total loans adjusted for acquired loan net discount was 1.09% as of December 31, 2014.

The Company recorded a provision for loan losses of $1.3 million for the quarter ended December 31, 2014,  up from the $220 thousand provision for the loan losses recorded for the quarter ended September 30, 2014.  The fourth quarter provision reflects the impact of growth and an increase in our qualitative reserve factor applicable to energy related loans.  The provision for loan losses was $2.7 million for year ended December 31, 2014, compared with $2.4 million for the year ended December 31, 2013.

Net charge offs were $907 thousand for the quarter ended December 31, 2014, compared with net charge offs of $663 thousand for the quarter ended September 30, 2014, and net recoveries of $240 thousand for the quarter ended December 31, 2013. Net charge offs were $3.4 million, or 0.23% of average loans outstanding, for the twelve months ended December 31, 2014, compared with $163 thousand for the twelve months ended December 31, 2013.

Acquisition of SP Bancorp, Inc.

On October 17, 2014, Green Bancorp acquired SP Bancorp, Inc. (“SP Bancorp”) and its wholly-owned subsidiary, SharePlus Bank (“SharePlus”) headquartered in Plano, Texas. SharePlus operated three banking offices in the Dallas, Texas MSA and one banking office in Louisville, Kentucky.  As of September 30, 2014, SP Bancorp, on a consolidated basis, had total assets of $348.7 million, total loans of $248.2 million and total deposits of $280.5 million.

Pursuant to the terms of the acquisition agreement, we tendered $46.4 million in cash for all outstanding shares of SP Bancorp capital stock, which resulted in goodwill of $11.9 million as of December 31, 2014. Additionally, we recognized

$3.5 million of core deposit intangibles as of December 31, 2014. These goodwill and core deposit intangible balances as of December 31, 2014 do not include subsequent fair value adjustments that are still being finalized.

Non-GAAP Financial Measures

Green Bancorp’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Green Bancorp reviews tangible book value per common share,  the tangible common equity to tangible assets ratio, allowance for loan losses to total loans excluding acquired loans, allowance for loan losses plus net discount on acquired loans to total loans adjusted for acquired loan net discount and selected metrics excluding one-time acquisition expenses.  Green Bancorp has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Green Bancorp will hold a conference call today, January 29, 2015, to discuss its fourth quarter and the year ended 2014 results at 5:00 p.m. (Eastern Time).  The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562 and requesting to be joined to the Green Bancorp Fourth Quarter 2014 Earnings Conference Call.  A replay will be available starting at 8:00 pm EST on January 29, 2015 and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the replay is 13599488.  The replay will be available until 11:59 pm EST on February 5, 2015.

To learn more about Green Bancorp, please visit the Company's web site at www.greenbank.com.  Green Bancorp uses its web site as a channel of distribution for material Company information. Financial and other material information regarding Green Bancorp is routinely posted on the Company's web site and is readily accessible.

About Green Bancorp, Inc.

Headquartered in Houston, Texas, Green Bancorp, Inc. is a bank holding company that operates Green Bank, N.A., in Houston, Dallas and Austin. Commercial-focused, Green Bank is a nationally chartered bank regulated by the Office of the Comptroller of the Currency, a division of the Department of the Treasury of the United States.

Forward Looking Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Green Bancorp’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Green Bancorp and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Green Bancorp’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Green Bancorp can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Green Bancorp’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Green Bancorp’s Final Prospectus on Form 424(b)(4) and other reports and statements Green Bancorp has filed with the SEC. Copies of the SEC filings for Green Bancorp may be downloaded from the Internet at no charge from investors.greenbank.com.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(Dollars in thousands)
Period End Balance Sheet Data:
Cash and cash equivalents	$68,923	$71,547	$68,329	$42,561	$34,757
Securities	238,278	244,759	253,208	26,692	255,515
Other investments	11,365	11,006	8,865	236,412	7,730
Loans held for sale	573	-	-	-	-
Loans held for investment	1,799,155	1,504,998	1,433,702	1,404,275	1,359,415
Allowance for loan losses	(15,605)	(15,262)	(15,705)	(15,119)	(16,361)
Goodwill	27,589	15,672	15,672	15,672	15,672
Core deposit intangibles, net	4,148	800	862	923	984
Real estate acquired through foreclosure	4,863	4,863	4,863	6,690	6,690
Premises and equipment, net	25,200	21,080	21,326	21,476	21,365
Other assets	31,646	17,279	16,742	11,981	17,360
Total assets	$2,196,135	$1,876,742	$1,807,864	$1,751,563	$1,703,127

Noninterest-bearing deposits	$431,942	$393,567	$342,617	$290,782	$282,227
Interest-bearing transaction and savings deposits	777,431	638,917	613,954	621,879	590,795
Certificates and other time deposits	636,340	545,207	578,001	573,779	574,350
Total deposits	1,845,713	1,577,691	1,534,572	1,486,440	1,447,372
Securities sold under agreements to repurchase	4,605	4,391	5,617	8,383	2,583
Other borrowed funds	47,586	-	51,835	46,846	46,858
Other liabilities	9,826	8,696	7,088	6,294	7,096
Total liabilities	1,907,730	1,590,778	1,599,112	1,547,963	1,503,909
Shareholders' equity	288,405	285,964	208,752	203,600	199,218
Total liabilities and equity	$2,196,135	$1,876,742	$1,807,864	$1,751,563	$1,703,127

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
	(Dollars in thousands)
Income Statement Data:
Interest income:
Loans, including fees	$21,414	$18,745	$17,986	$16,976	$16,970	$75,121	$64,404
Securities	986	954	1,024	1,029	964	3,993	3,371
Other investments	111	82	81	78	77	352	313
Federal funds sold	-	-	-	-	1	-	1
Deposits in financial institutions	47	36	32	24	77	139	370
Total interest income	22,558	19,817	19,123	18,107	18,089	79,605	68,459

Interest expense:
Transaction and savings deposits	684	657	621	577	709	2,539	3,210
Certificates and other time deposits	1,553	1,624	1,760	1,810	1,984	6,747	7,789
Other borrowed funds	38	24	36	44	17	142	418
Total interest expense	2,275	2,305	2,417	2,431	2,710	9,428	11,417

Net interest income	20,283	17,512	16,706	15,676	15,379	70,177	57,042
Provision for loan losses	1,250	220	-	1,223	1,247	2,693	2,373
Net interest income after provision for loan losses	19,033	17,292	16,706	14,453	14,132	67,484	54,669

Noninterest income:
Customer service fees	796	694	634	531	476	2,655	1,826
Loan fees	483	422	462	550	339	1,917	1,270
Gain on sale of held-for-sale loans, net	28	-	-	-	-	28	-
Gain on sale of guaranteed portion of loans, net	594	1,050	793	430	197	2,867	1,229
Other	236	168	89	96	95	589	487
Total noninterest income	2,137	2,334	1,978	1,607	1,107	8,056	4,812

Noninterest expense:
Salaries and employee benefits	8,891	8,131	7,149	6,931	6,245	31,102	25,618
Occupancy	1,585	1,138	1,172	1,133	1,226	5,028	4,725
Professional and regulatory fees	1,612	1,488	1,767	780	848	5,647	3,224
Data processing	4,173	403	389	388	363	5,353	1,429
Software license and maintenance	418	350	341	315	278	1,424	965
Marketing	95	191	196	172	101	654	605
Loan related	220	101	85	117	357	523	813
Real estate acquired by foreclosure, net	(30)	85	62	169	29	286	(595)
Other	916	673	235	592	1,275	2,416	3,181
Total noninterest expense	17,880	12,560	11,396	10,597	10,722	52,433	39,965

Income before income taxes	3,290	7,066	7,288	5,463	4,517	23,107	19,516
Provision for income taxes	1,243	2,533	2,614	1,975	1,453	8,365	6,906
Net income	$2,047	$4,533	$4,674	$3,488	$3,064	$14,742	$12,610

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					As of and for the Year Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
	(In thousands, except per share data)
Per Share Data (Common Stock):
Basic earnings per common share	$0.08	$0.20	$0.22	$0.17	$0.15	$0.65	$0.61
Diluted earnings per share	0.08	0.20	0.22	0.17	0.15	0.64	0.60
Book value per common share	11.02	10.93	10.05	9.80	9.59	11.02	9.59
Tangible book value per common share (1)	9.81	10.30	9.25	9.00	8.79	9.81	8.79

Common Stock Data:
Shares outstanding at period end	26,171	26,171	20,780	20,780	20,771	26,171	20,771
Weighted average basic shares outstanding for the period	26,171	22,714	20,780	20,775	20,749	22,625	20,748
Weighted average diluted shares outstanding for the period	26,592	23,102	20,936	20,907	20,881	22,915	20,880

Selected Performance Metrics:
Return on average assets	0.38%	0.98%	1.05%	0.82%	0.71%	0.79%	0.75%
Return on average equity	2.83	7.58	9.12	7.04	6.15	6.33	6.53
Efficiency ratio	79.75	63.29	60.99	61.31	65.04	67.02	64.61
Loans to deposits ratio	97.48	95.39	93.43	94.47	93.92	97.48	93.92
Noninterest expense to average assets	3.32	2.71	2.56	2.49	2.50	2.80	2.37

Capital Ratios:
Average shareholders’ equity to average total assets	13.4%	12.9%	11.5%	11.6%	11.6%	12.4%	11.4%
Tier 1 capital to average assets	12.2	14.7	10.4	10.5	10.3	12.2	10.3
Tier 1 capital to risk-weighted assets	13.3	15.9	11.6	11.6	11.4	13.3	11.4
Total capital to risk-weighted assets	14.1	16.9	12.6	12.6	12.5	14.1	12.5
Tangible common equity to tangible assets (1)	11.9	14.5	10.7	10.8	10.8	11.9	10.8

Selected Other Metrics:
Number of full time equivalent employees	272	219	216	216	214	272	214
Number of portfolio bankers	53	48	49	50	48	53	48
Period end actual loan portfolio average per portfolio banker	$31,500	$29,823	$27,741	$26,742	$26,807	$31,500	$26,807
Period end target loan portfolio average per portfolio banker	$44,698	$47,271	$47,633	$47,180	$48,104	$44,698	$48,104
Estimated remaining capacity to target loan portfolio size	29.53%	36.91%	41.76%	43.32%	44.27%	29.53%	44.27%

(1)Refer to “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	For the Quarter Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$1,732,607	$21,414	4.90%	$1,466,708	$18,745	5.07%	$1,281,812	$16,970	5.25%
Securities	245,504	986	1.59	249,923	954	1.51	255,374	964	1.50
Other investments	11,322	111	3.89	9,065	82	3.59	6,104	77	5.00
Federal funds sold	713	-	-	801	-	-	1,476	1	0.27
Interest earning deposits in financial institutions	61,929	47	0.30	55,548	36	0.26	106,697	77	0.29
Total interest-earning assets	2,052,075	22,558	4.36%	1,782,045	19,817	4.41%	1,651,463	18,089	4.35%

Allowance for loan losses	(15,686)			(15,669)			(15,210)
Noninterest-earning assets	98,425			74,850			68,073
Total assets	$2,134,814			$1,841,226			$1,704,326

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$741,918	$684	0.37%	$625,834	$657	0.42%	$630,716	$709	0.45%
Certificates and other time deposits	622,636	1,553	0.99	561,408	1,624	1.15	588,729	1,984	1.34
Securities sold under agreements to repurchase	5,654	2	0.14	4,911	2	0.16	2,804	1	0.14
Other borrowed funds	49,460	36	0.29	29,025	22	0.30	2,678	16	2.37
Total interest-bearing liabilities	1,419,668	2,275	0.64%	1,221,178	2,305	0.75%	1,224,927	2,710	0.88%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	418,741			374,811			274,551
Other liabilities	9,745			7,999			7,207
Total liabilities	1,848,154			1,603,988			1,506,685
Shareholders’ equity	286,660			237,238			197,641
Total liabilities and shareholders’ equity	$2,134,814			$1,841,226			$1,704,326

Net interest rate spread			3.73%			3.66%			3.47%
Net interest income and margin(1)		$20,283	3.92%		$17,512	3.90%		$15,379	3.69%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	For the Year Ended December 31,
	2014			2013
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$1,498,450	$75,121	5.01%	$1,244,106	$64,404	5.18%
Securities	251,731	3,993	1.59	247,114	3,371	1.36
Other investments	9,573	352	3.68	6,315	313	4.96
Federal funds sold	719	-	-	1,127	1	0.09
Interest earning deposits in financial institutions	50,291	139	0.28	137,106	370	0.27
Total interest-earning assets	1,810,764	79,605	4.40%	1,635,768	68,459	4.19%

Allowance for loan losses	(15,916)			(14,974)
Noninterest-earning assets	78,315			67,047
Total assets	$1,873,163			$1,687,841

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$646,564	$2,539	0.39%	$640,448	$3,210	0.50%
Certificates and other time deposits	584,771	6,747	1.15	574,294	7,789	1.36
Securities sold under agreements to repurchase	5,870	8	0.14	3,203	5	0.16
Other borrowed funds	48,503	134	0.28	10,593	413	3.90
Total interest-bearing liabilities	1,285,708	9,428	0.73%	1,228,538	11,417	0.93%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	347,268			260,446
Other liabilities	7,319			5,723
Total liabilities	1,640,295			1,494,707
Shareholders’ equity	232,868			193,134
Total liabilities and shareholders’ equity	$1,873,163			$1,687,841

Net interest rate spread			3.66%			3.26%
Net interest income and margin(1)		$70,177	3.88%		$57,042	3.49%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Yield Trend

	For the Quarter Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013

Average yield on interest-earning assets:
Loans, including fees	4.90%	5.07%	5.09%	5.01%	5.25%
Securities	1.59	1.51	1.60	1.64	1.50
Other investments	3.89	3.59	3.67	3.51	5.00
Federal funds sold	-	-	-	-	0.27
Interest-earning deposits in financial institutions	0.30	0.26	0.27	0.27	0.29
Total interest-earning assets	4.36%	4.41%	4.43%	4.38%	4.35%

Average rate on interest-bearing liabilities:
Interest bearing transaction and savings	0.37%	0.42%	0.41%	0.39%	0.45%
Certificates and other time deposits	0.99	1.15	1.21	1.28	1.34
Other borrowed funds	0.27	0.28	0.25	0.25	1.23
Total interest-bearing liabilities	0.64%	0.75%	0.77%	0.79%	0.88%

Net interest rate spread	3.73%	3.66%	3.66%	3.59%	3.47%
Net interest margin (1)	3.92%	3.90%	3.87%	3.79%	3.69%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013

Average yield on loans, excluding fees (2)	4.48%	4.63%	4.57%	4.64%	4.81%
Average cost of interest-bearing deposits	0.65	0.76	0.80	0.82	0.88
Average cost of total deposits, including noninterest-bearing	0.50	0.58	0.63	0.67	0.72

(2)Average yield on loans, excluding fees is equal to loan interest income divided by average loan principal.

Interest Rate Sensitivity

	Percentage Change in Net Interest Income over a 12-month Horizon as of
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013

+200 basis point change in interest rates	19.2%	20.7%	17.6%	16.4%	20.1%
+100 basis point change in interest rates	10.3	10.7	9.3	8.7	10.6
No change in interest rates	-	-	-	-	-
-100 basis point change in interest rates	(4.8)	(3.3)	(3.5)	(3.5)	(3.5)

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Portfolio Composition

	Dec 31, 2014		Sep 30, 2014		Jun 30, 2014		Mar 31, 2014		Dec 31, 2013
Period End Balances	(Dollars in thousands)

Commercial loans:
Commercial & industrial	$788,410	43.8%	$725,583	48.2%	$710,915	49.6%	$675,812	48.1%	$681,290	50.1%
Owner occupied commercial real estate	163,592	9.2	132,940	8.8	142,484	9.9	152,515	11.0	156,961	11.5
Commercial real estate	339,006	18.8	308,700	20.5	281,882	19.7	310,379	22.1	267,011	19.6
Construction, land & land development	240,666	13.4	230,259	15.3	188,691	13.2	152,327	10.8	140,067	10.3
Total commercial loans	1,531,674	85.2	1,397,482	92.8	1,323,972	92.4	1,291,033	92.0	1,245,329	91.5

Consumer loans:
Residential mortgage	257,066	14.3	100,818	6.7	104,913	7.4	107,408	7.6	106,362	7.8
Other consumer	10,415	0.6	6,698	0.4	4,817	0.3	5,834	0.4	7,724	0.6
Total consumer loans	267,481	14.9	107,516	7.1	109,730	7.7	113,242	8.0	114,086	8.4
Total loans held for investment	$1,799,155	100.1%	$1,504,998	99.9%	$1,433,702	100.1%	$1,404,275	100.0%	$1,359,415	99.9%

Deposits:
Noninterest-bearing	$431,942	23.4%	$393,567	24.9%	$342,617	22.3%	$290,782	19.6%	$282,227	19.5%
Interest-bearing transaction	134,448	7.3	81,816	5.2	77,836	5.1	84,533	5.7	76,984	5.3
Money market	581,346	31.5	525,726	33.3	502,535	32.7	501,424	33.7	477,627	33.0
Savings	61,637	3.3	31,375	2.0	33,583	2.2	35,922	2.4	36,184	2.5
Certificates and other time deposits	636,340	34.5	545,207	34.6	578,001	37.7	573,779	38.6	574,350	39.7
Total deposits	$1,845,713	100.0%	$1,577,691	100.0%	$1,534,572	100.0%	$1,486,440	100.0%	$1,447,372	100.0%

Loan to Deposit Ratio	97.5%		95.4%		93.4%		94.5%		93.9%

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Asset Quality

	As of and for the Quarter Ended					As of and for the Year Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans	$2,127	$2,709	$2,141	$1,972	$1,496	$2,127	$1,496
Accruing loans 90 or more days past due	16	52	604	33	1,316	16	1,316
Restructured loans—nonaccrual	2,717	1,948	6,983	6,746	9,864	2,717	9,864
Restructured loans—accrual	2,257	3,973	3,999	3,907	4,072	2,257	4,072
Total nonperforming loans	7,117	8,682	13,727	12,658	16,748	7,117	16,748
Real estate acquired through foreclosure	4,863	4,863	4,863	6,690	6,690	4,863	6,690
Total nonperforming assets	$11,980	$13,545	$18,590	$19,348	$23,438	$11,980	$23,438

Charge-offs:
Commercial and industrial	$(960)	$(679)	$(50)	$(1,238)	$-	$(2,927)	$(916)
Commercial real estate	-	-	-	-	-	-	(333)
Residential mortgage	-	-	-	-	-	-	(186)
Other consumer	(10)	(2)	(4)	(1,281)	(2)	(1,297)	(54)
Total charge-offs	(970)	(681)	(54)	(2,519)	(2)	(4,224)	(1,489)

Recoveries:
Commercial and industrial	$53	$10	$6	$49	$154	$118	$1,044
Owner occupied commercial real estate	-	-	14	-	86	14	222
Commercial real estate	-	-	-	1	-	1	21
Residential mortgage	5	7	5	3	2	20	27
Other consumer	5	1	615	1	-	622	12
Total recoveries	63	18	640	54	242	775	1,326

Net recoveries (charge-offs)	$(907)	$(663)	$586	$(2,465)	$240	$(3,449)	$(163)

Allowance for loan losses at end of period	$15,605	$15,262	$15,705	$15,119	$16,361	$15,605	$16,361

Asset Quality Ratios:
Nonperforming assets to total assets	0.55%	0.72%	1.03%	1.10%	1.38%	0.55%	1.38%
Nonperforming loans to total loans	0.40	0.58	0.96	0.90	1.23	0.40	1.23
Total classified assets to total regulatory capital	11.65	6.35	9.29	9.61	11.87	11.65	11.87
Allowance for loan losses to total loans	0.87	1.01	1.10	1.08	1.20	0.87	1.20
Net charge-offs (recoveries) to average loans outstanding	0.05	0.05	(0.04)	0.18	(0.02)	0.23	0.01

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

We identify certain financial measures discussed in this release as being “non‑GAAP financial measures.” In accordance with the SEC’s rules, we classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States in our statements of income, balance sheet or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non‑GAAP financial measures or both.

The non‑GAAP financial measures that we discuss in this release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‑GAAP financial measures that we discuss in this release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non‑GAAP financial measures we have discussed in this release when comparing such non‑GAAP financial measures.

Tangible Book Value Per Common Share.  Tangible book value is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by shares of common stock outstanding. For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(In thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	$288,405	$285,964	$208,752	$203,600	$199,218
Adjustments:
Goodwill	27,589	15,672	15,672	15,672	15,672
Core deposit intangibles	4,148	800	862	923	984
Tangible common equity	$256,668	$269,492	$192,218	$187,005	$182,562
Common shares outstanding (1)	26,171	26,171	20,780	20,780	20,771
Book value per common share (1)	$11.02	$10.93	$10.05	$9.80	$9.59
Tangible book value per common share (1)	$9.81	$10.30	$9.25	$9.00	$8.79

(1)Excludes the dilutive effect of common stock issuable upon exercise of outstanding stock options.  The number of exercisable options outstanding was 1,020,743 as of Dec 31, 2014; 1,023,072 as of Sep 30, 2014; 1,006,510 as of Jun 30, 2014; 910,208 as of Mar 31, 2014; and 910,793 as of Dec 31, 2013.

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

Tangible Common Equity to Tangible Assets.  Tangible common equity to tangible assets is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(Dollars in thousands)
Tangible Common Equity
Total shareholders’ equity	$288,405	$285,964	$208,752	$203,600	$199,218
Adjustments:
Goodwill	27,589	15,672	15,672	15,672	15,672
Core deposit intangibles	4,148	800	862	923	984
Tangible common equity	$256,668	$269,492	$192,218	$187,005	$182,562
Tangible Assets
Total assets	$2,196,135	$1,876,742	$1,807,864	$1,751,563	$1,703,127
Adjustments:
Goodwill	27,589	15,672	15,672	15,672	15,672
Core deposit intangibles	4,148	800	862	923	984
Tangible assets	$2,164,398	$1,860,270	$1,791,330	$1,734,968	$1,686,471
Tangible Common Equity to Tangible Assets	11.9%	14.5%	10.7%	10.8%	10.8%

Allowance for Loan Losses to Total Loans excluding Acquired Loans.  The allowance for loan losses to total loans excluding acquired loans is a non‑GAAP measure used by management to evaluate the Company’s financial condition. Due to the application of purchase accounting, we use this non-GAAP ratio that excludes that impact of these items to evaluate our allowance for loan losses to total loans.  We calculate: (a) total loans excluding acquired loans as total loans less the fair value of acquired loans accounted for under ASC topics 310-20 and 310-30; and (b) allowance for loan losses to total loans excluding acquired loans as the allowance for loan losses divided by total loans excluding acquired loans (as described in clause (a)).  For allowance for loan losses to total loans excluding acquired loans, the most directly comparable financial measure calculated in accordance with GAAP is allowance for loan losses to total loans.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses to total loans excluding acquired loans.  The acquired loans may have a premium or discount associated with them that includes a potential credit loss component with similar characteristics to the allowance for loan losses.  This measure reports the allowance for loan loss coverage to only those loans not accounted for pursuant to ASC topics 310-20 and 310-30 which may assist the investor in evaluating the allowance coverage of loans excluding acquired loans.

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

The following table reconciles, as of the dates set forth below, allowance for loan losses to total loans excluding acquired loans:

	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(Dollars in thousands)
Allowance for loan losses	$15,605	$15,262	$15,705	$15,119	$16,361
Total loans excluding acquired loans
Total loans	$1,799,155	$1,504,998	$1,433,702	$1,404,275	$1,359,415
Less: Fair value of acquired loans accounted for under ASC Topics 310-20 and 310-30	238,424	12,366	17,178	18,764	23,398
Total loans excluding acquired loans	$1,560,731	$1,492,632	$1,416,524	$1,385,511	$1,336,017
Allowance for loan losses to total loans excluding acquired loans	1.00%	1.02%	1.11%	1.09%	1.22%

Allowance for Loan Losses plus Acquired Loan Net Discount to Total Loans adjusted for Acquired Loan Net Discount.  Allowance for loan losses plus acquired loan net discount to total loans adjusted for acquired loan net discount is a non‑GAAP measure used by management to evaluate the Company’s financial condition.  We calculate: (a) allowance for loan losses plus acquired loan net discount as allowance for loan losses plus acquired loan net discount, net of accumulated amortization; (b) total loans adjusted for acquired loan net discount as total loans plus acquired loan net discount, net of accumulated amortization; and (c) allowance for loan losses plus acquired loan net discount to total loans adjusted for acquired loan net discount as allowance for loan losses plus acquired loan net discount (as calculated in clause (a)) divided by total loans adjusted for acquired loan net discount (as calculated in clause (b)).

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses plus the acquired loan net discount to total loans adjusted for the acquired loan net discount.  This measure reports the combined allowance for loan loss and acquired loan net discount (or premium) as a percentage of loans inclusive of the acquired loan net discount (or premium) which may assist the investor in evaluating allowance coverage on loans inclusive of additional discount or premium resulting from purchase accounting adjustments.

The following table reconciles, as of the dates set forth below, allowance for loan losses plus acquired loans net discount to total loans adjusted for acquired loan net discount:

	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
	(Dollars in thousands)
Allowance for loan losses plus acquired loan net discount
Allowance for loan losses at end of period	$15,605	$15,262	$15,705	$15,119	$16,361
Plus: Net discount on acquired loans	4,081	944	1,033	1,068	1,266
Total allowance plus acquired loan net discount	$19,686	$16,206	$16,738	$16,187	$17,627

Total loans adjusted for acquired loan net discount
Total loans	$1,799,155	$1,504,998	$1,433,702	$1,404,275	$1,359,415
Plus: Net discount on acquired loans	4,081	944	1,033	1,068	1,266
Total loans adjusted for acquired loan net discount	$1,803,236	$1,505,942	$1,434,735	$1,405,343	$1,360,681
Allowance for loan losses plus acquired loan net discount loans to total loans adjusted for acquired loan net discount	1.09%	1.08%	1.17%	1.15%	1.30%

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

Selected Metrics Excluding One-time Acquisition Expenses.  The selected metrics excluding one-time acquisition expense are non‑GAAP measures used by management to evaluate the Company’s performance. We calculate: (a) noninterest expense excluding one-time acquisition expenses as total noninterest expense less the one-time acquisition expenses; (b) net income excluding one-time acquisition expenses as net income less one-time acquisition expenses, net of taxes; (c) diluted earnings per share excluding one-time acquisition expenses as net income excluding one-time acquisition expenses (as calculated in clause (b)) divided by the weighted average diluted shares outstanding;  (d) return on average assets excluding one-time acquisition expenses as net income excluding one-time acquisition expenses (as calculated in clause (b)) divided by average total assets;  (e) return on average equity excluding one-time acquisition expenses as net income excluding one-time acquisition expenses (as calculated in clause (b)) divided by average total shareholders’ equity; and (f) efficiency ratio excluding one-time acquisition expenses as noninterest expense excluding one-time acquisition expenses (as calculated in clause (a)) divided by the sum of net interest income and noninterest income.  For noninterest expense excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is noninterest expense. For net income excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is net income. For diluted earnings per share excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is diluted earnings per share. For return on average assets excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is return on average assets. For return on average equity excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is return on average equity. For the efficiency ratio excluding one-time acquisition expenses, the most comparable financial measure calculated in accordance with GAAP is the efficiency ratio.

We believe that these measures are important to many investors in the marketplace who are interested in changes from period to period in noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity and efficiency ratio with the exclusion of one-time acquisition expenses.

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

The following table reconciles, as of the dates set forth below, the selected metrics excluding one-time acquisition expenses:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013

	(In thousands, except per share data)
Noninterest Expense Excluding One-time Acquisition Expenses
Total noninterest expense	$17,880	$12,560	$11,396	$10,597	$10,722	$52,433	$39,965
Less: One-time acquisition expenses	4,290	429	507	-	-	5,226	-
Noninterest expense excluding one-time acquisition expenses	$13,590	$12,131	$10,889	$10,597	$10,722	$47,207	$39,965

Net Income Excluding One-time Acquisition Expenses
Net income	$2,047	$4,533	$4,674	$3,488	$3,064	$14,742	$12,610
Plus: One-time acquisition expenses, net of taxes	2,788	279	330	-	-	3,397	-
Net income excluding one-time acquisition expenses	$4,835	$4,812	$5,004	$3,488	$3,064	$18,139	$12,610

Weighted average diluted shares outstanding	26,592	23,102	20,936	20,907	20,881	22,915	20,880
Diluted earnings per share	$0.08	$0.20	$0.22	$0.17	$0.15	$0.64	$0.60
Diluted earnings per share, excluding one-time acquisition expenses	0.18	0.21	0.24	0.17	0.15	0.79	0.60

Average Total Assets	$2,134,814	$1,841,226	$1,783,967	$1,728,530	$1,704,326	$1,873,163	$1,687,841
Return on average assets	0.38%	0.98%	1.05%	0.82%	0.71%	0.79%	0.75%
Return on average assets, excluding one-time acquisition expenses	0.90	1.04	1.13	0.82	0.71	0.97	0.75

Average Common Shareholders' equity	$286,660	$237,238	$205,567	$201,018	$197,641	$232,868	$193,134
Return on average equity	2.83%	7.58%	9.12%	7.04%	6.15%	6.33%	6.53%
Return on average equity, excluding one-time acquisition expenses	6.69	8.05	9.76	7.04	6.15	7.79	6.53

Net interest income	$20,283	$17,512	$16,706	$15,676	$15,379	$70,177	$57,042
Noninterest Income	$2,137	$2,334	$1,978	$1,607	$1,107	$8,056	$4,812

Efficiency ratio	79.75%	63.29%	60.99%	61.31%	65.04%	67.02%	64.61%
Efficiency ratio, excluding one- time acquisition expenses	60.62	61.13	58.28	61.31	65.04	60.34	64.61